SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2007

General Finance Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-32845 (Commission File Number)	32-0163571 (I.R.S. Employer Identification No.)

260 South Los Robles, Suite 217 Pasadena, California (Address of Principal Executive Offices)	91101 (Zip Code)

(626) 584-9722
(Registrant’s Telephone Number, Including Area Code)

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction

This Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “ expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue, ” or the negative of such terms or other similar expressions. These forward-looking statements include, but are not limited to, statements regarding whether the transaction will be completed, the expected timing of the closing, and the expected benefits of the acquisition to General Finance Corporation of the acquisition described herein. Readers are cautioned that these forward-looking statements involve certain risks and uncertainties. These risks and uncertainties, which could cause these forward-looking statements to not be realized, include delays in or failure to obtain necessary regulatory approvals for the parties to complete the acquisition, material changes in the business and financial condition of RWA Holdings Pty Limited and its subsidiaries (collectively, “Royal Wolf”), increased competition in the markets in which Royal Wolf competes, adverse changes in financial markets and the markets for Royal Wolf’s products, and unanticipated adverse developments regarding Royal Wolf such as litigation or the loss of key personnel. General Finance Corporation disclaims any obligation to update any information contained in any forward-looking statement.

The financial terms and provisions of the acquisition agreement described below in this Report are denominated in Australian dollars. For convenience, these Australian dollar amounts have been converted throughout the text of this Report into U.S. dollars. One Australian dollar was equivalent to $0.788 U.S. dollar based on currency exchange rates in effect on March 1, 2007. Statements in this Report regarding equivalent U.S. dollars are based on this currency exchange rate. The currency exchange rate in effect as of the closing of the Royal Wolf acquisition or at any future date may differ. Because Royal Wolf’s business is presently conducted entirely within Australia, assuming the acquisition is completed, our future consolidated financial results stated in U.S. dollars will fluctuate in accordance with changes in currency exchange rates.

Terminology

References in this Report to “Royal Wolf” mean RWA holdings Pty Limited, or “RWA,” and its subsidiaries, Royal Wolf Trading Australia Pty Limited and Hi-Tech Pty Limited.

References in this Report to “GFN Australasia” mean GFN Australasia Finance Pty Limited, our indirect wholly owned Australian subsidiary. References to “we,” “us,” “our,” and “ours” mean General Finance Corporation and its subsidiaries.

The shareholders of RWA include Bison Capital Australia LP, a Delaware limited partnership, which we refer to in this Report as “Bison-GE.” Bison-GE is affiliated with Bison Capital Management, LLC, a private equity firm, which we refer to in this Report as “Bison Capital” and GE Pension Trust, which we refer to as “GE”. The other current shareholders of RWA are all of the directors or “founders” and some of the executive officers of RWA, whom we refer to in this Report as the “management shareholders.”

References in this Report to “Equity Partners” means Equity Partners Two Pty Limited, an Australian private equity firm.

Item 1.01 Entry into a Material Definitive Agreement

Amended Royal Wolf Acquisition Agreement

General

As we announced previously, on September 12, 2006 we entered into an acquisition agreement with the management shareholders and Equity Partners under which we agreed to purchase all of the shares of capital stock of RWA. The terms of our original acquisition agreement to purchase the RWA shares were determined by arm’s-length negotiations between us and the management shareholders and Equity Partners.

On March 29, 2007, we entered into an amended acquisition agreement with the management shareholders, Equity Partners and a new party, Bison-GE. Pursuant to the amended acquisition agreement, on March 29, 2007 Bison-GE acquired approximately 80% of the shares of RWA, consisting of all of the RWA shares owned by Equity Partners and approximately 50% of the management shareholders’ RWA shares, for purchase consideration equivalent to the consideration that we negotiated with Equity Partners and the management shareholders as set forth in the original acquisition agreement. The terms of Bison-GE’s participation and the other terms of the amended acquisition agreement and related agreements also were determined by arm’s-length negotiations among the parties. References in this Report to the acquisition agreement mean the amended acquisition agreement, unless the context indicates otherwise.

Under the acquisition agreement, we have agreed to purchase from Bison-GE and the management shareholders, and they have agreed to sell to us, all of their RWA shares at a subsequent closing to be held as soon as practicable, assuming the acquisition is approved by our stockholders. The closing under the acquisition agreement remains subject to approval of our stockholders.

Consideration and Funding

At the closing under the acquisition agreement, we will acquire the RWA shares through GFN Australasia. The purchase price of the RWA shares will be $58.4 million, plus $876,500 per month from March 29, 2007 until the closing. The purchase price includes deposits of $1,005,000 previously paid by us in connection with the acquisition. If the acquisition is not completed for any reason, we will forfeit the deposits. We will pay the purchase price of the RWA shares, less the deposits, by a combination of cash and issuance to Bison-GE of shares of capital stock of GFN Australasia constituting 13.8% of the outstanding capital stock of GFN Australasia immediately following the acquisition. As a result, we will own indirectly 86.2% of Royal Wolf, rather than 100% as contemplated under the original acquisition agreement, and Bison-GE will own indirectly the remaining 13.8%.

Assuming the closing occurs on May 31, 2007, the aggregate acquisition consideration will be approximately $101.2 million, including a total of $2.4 million in cash payable by us in two equal installments on the first and second anniversaries of the closing in exchange for a non-compete covenant. The aggregate consideration for Royal Wolf also includes the indebtedness under Royal Wolf’s existing credit facilities with New Zealand Banking Group. There was $37.9 million of indebtedness outstanding under these facilities as of February 28, 2007. The actual amount outstanding as of the closing will be different, but will in no event exceed $39.4 million of principal.

We will finance a portion of the cash payable by us at the closing by GFN Australasia’s sale and issuance to Bison Capital or its affiliates of $15.76 million principal amount of senior subordinated promissory notes.

Shareholders Agreement

As noted above, we will pay a portion of the purchase price of the RWA shares by issuing to Bison-GE 13.8% of the capital stock of GFN Australasia. At the closing under the acquisition agreement, we will enter into a shareholders agreement with Bison-GE setting forth our rights and obligations with respect to our respective shares of GFN Australasia. Under the shareholders agreement, Bison-GE will have the right to require us to purchase all, but not less than all, of its GFN Australasia shares at any time after the second anniversary of the closing at a cash price specified in the shareholders agreement. We will have a corresponding right to require Bison-GE to sell to us its GFN Australasia shares at any time after the third anniversary of the closing at a price specified in the shareholders agreement, provided that Bison-GE has not previously exercised its right to require us to purchase its GFN Australasia shares.

We and Bison-GE also will agree in the shareholders agreement to various restrictions relating to GFN Australasia and our respective GFN Australasia shares, including a restriction against selling or otherwise disposing of our respective GFN Australasia shares unless we sell or dispose of all of our shares and obtain the other’s approval.

Termination and Backup Purchase Agreement

The acquisition agreement can be terminated by us or Bison-GE if the acquisition is not approved by our stockholders at the special meeting of our stockholders that we will call for this purpose, or otherwise by September 1, 2007.

As an inducement to Bison-GE and the management shareholders to enter into the acquisition agreement, Ronald F. Valenta, our Chief Executive Officer, has entered into a backup purchase agreement with Bison-GE and the management shareholders under which he agrees that, if the acquisition agreement is terminated for any reason, he will purchase from Bison-GE and the management shareholders all of the RWA shares at a purchase price equivalent to the purchase price payable by us under the acquisition agreement. The terms of the backup purchase agreement were determined by arm’s-length negotiations among Mr. Valenta, Bison-GE and the management shareholders. Mr. Valenta will not be entitled to a fee or other compensation for agreeing to the backup purchase agreement.

Line of Credit

On March 29, 2007, we entered into an amendment to our limited recourse revolving line of credit from Mr. Valenta to increase the maximum amount of our borrowings under the line from $2,000,000 to $3,000,000.

Participants in the Solicitation

Our directors and officers may be deemed participants in the solicitation of proxies from stockholders in connection with the Royal Wolf acquisition. Information about our directors and officers and their ownership of our common stock may be obtained by reading the proxy statement regarding the proposed acquisition when it becomes available.

For Additional Information

This Report is not a substitute for the proxy statement that we have filed on March 30 or will file thereafter with the Securities and Exchange Commission (“SEC”) in connection with the proposed Royal Wolf acquisition. Investors are urged to read the proxy statement when it becomes available, which will contain important information, including risk factors relating to Royal Wolf’s business and to the acquisition. The proxy statement, when filed, and other documents we filed with the SEC, will be available free of charge at the SEC’s website, www.sec.gov.

Item 8.01 Other Events

Special Meeting of Stockholders

Our board of directors has called a special meeting of stockholders to consider and vote on the Royal Wolf acquisition for May 29, 2007; the record date for such meeting will be April 20, 2007.

Press Release

On March 30, 2007, we issued a press release announcing the amended acquisition agreement and the new record date and meeting date for the May 29, 2007 special meeting of stockholders. A copy of our press release is attached as Exhibit 99.1 to this Report and incorporated herein by reference.

Item 9.01 Financial Statement and Exhibits

The following exhibit is contained in this Report:

99.1 General Financial Press Release dated March 30, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 2, 2007	GENERAL FINANCE CORPORATION By: /s/ RONALD F. VALENTA Ronald F. Valenta Chief Executive Officer